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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   October 12, 2006
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                             Salon Media Group, Inc.
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             (Exact name of registrant as specified in its charter)

           Delaware                     0-26395                94-3228750
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 (State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)

        101 Spear Street, Suite 203, San Francisco, CA       94105
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           (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (415) 645-9200
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 12, 2006, the Audit Committee (the "Committee") of Salon Media Group, Inc. (the "Company") Board of Directors concluded, based upon the recommendation of the Company's management, that certain of the Company's previously issued financial statements contained errors related to the accounting for certain issuances of Series C and Series D preferred stock. The accounting errors overstated the value of the beneficial conversion feature of the Series C preferred stock issued on February 10, 2004 and the shares of Series D preferred stock issued on December 21, 2005. These non-cash charges, recorded as preferred deemed dividends, were required in both instances as these issuances were in-the-money on the commitment dates. The accounting errors overstated the net loss attributable to common stockholders in the statement of operations for fiscal years ended March 31, 2004 and March 31, 2006 and the stockholders' equity section of the balance sheet as of March 31, 2004, March 31, 2005 and March 31, 2006. As the errors related to non-cash charges, they had no impact on the Company's statement of cash flows or cash position.

The Committee concluded that such financial statements should not be relied upon and should be restated. Investors should no longer rely on the financial statements for the fiscal years ended March 31, 2006, 2005 and 2004 included in the Company's Annual Report on Form 10-K for the years ended March 31, 2006, 2005 and 2004, respectively, and the associated independent registered public accounting firm's reports. The Company expects to present restated financial data for the fiscal years ended March 31, 2006, 2005 and 2004 in an amended Annual Report on Form 10-K/A for the fiscal year ended March 31, 2006 no later than November 1, 2006. However, there are no assurances that the filing will be made at that time. The referenced financial statements should not be relied upon until such time as the Company files its restatements.

The Committee and management of the Company have discussed the matters disclosed in this Current Report on Form 8-K with Burr, Pilger & Mayer LLP, the Company's current independent registered public accounting firm.


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

The restatements will reflect the following changes to the financial statements (in thousands, except per share data):

                                                   As Reported       Restated
                                                  -------------   -------------
Year-ended March 31, 2004
Preferred deemed dividend charge                  $     (2,615)   $       (936)
Net loss attributable to common stockholders            (8,661)         (6,982)
Basic and diluted net loss per share
    attributable to common stockholders                  (0.61)          (0.50)

Additional paid-in capital                        $     92,320    $     90,641
Accumulated deficit                               $    (90,935)   $    (89,256)
Total stockholders' equity                        $      1,399    $      1,399

Year-ended March 31, 2005
Additional paid-in capital                        $     95,430    $     93,751
Accumulated deficit                               $    (91,293)   $    (89,614)
Total stockholders' equity                        $      4,152    $      4,152

Year-ended March 31, 2006
Preferred deemed dividend charge                  $     (1,040)   $       (227)
Net loss attributable to common stockholders            (2,162)         (1,349)
Basic and diluted net loss per share
    attributable to common stockholders                  (0.13)          (0.08)

Additional paid-in capital                        $     97,093    $     94,601
Accumulated deficit                               $    (93,455)   $    (90,963)
Total stockholders' equity                        $      3,617    $      3,617


SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           SALON MEDIA GROUP, INC.


Dated:  10/18/06           /s/ Conrad Lowry
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                           Conrad Lowry, Chief Financial Officer,
                           and Secretary



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